Pricing Supplement No. 16,104

Registration Statement Nos. 333-293641; 333-293641-01

Dated May 28, 2026

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Contingent Income Auto-Callable Notes due June 2, 2031

Based on the Worst Performing of the State Street® SPDR® S&P® Regional Banking ETF, the VanEck® Gold Miners ETF and the Roundhill Memory ETF

Fully and Unconditionally Guaranteed by Morgan Stanley

￭The notes are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The notes have the terms described in the accompanying product supplement, index supplement, tax supplement and prospectus, as supplemented or modified by this document. The notes do not provide for the regular payment of interest.

￭Contingent coupon. The notes will pay a contingent coupon but only if the closing level of each underlier is greater than or equal to its coupon barrier level on the related observation date. However, if the closing level of any underlier is less than its coupon barrier level on any observation date, we will pay no interest with respect to the related interest period.

￭Automatic early redemption. The notes will be automatically redeemed if the closing level of each underlier is greater than or equal to its call threshold level on any redemption determination date for an early redemption payment equal to the stated principal amount plus the contingent coupon with respect to the related interest period. No further payments will be made on the notes once they have been automatically redeemed.

￭Payment at maturity. If the notes have not been automatically redeemed prior to maturity, investors will receive (in addition to the contingent coupon with respect to the final observation date, if payable) the stated principal amount at maturity.

￭The value of the notes is based on the worst performing underlier. The fact that the notes are linked to more than one underlier does not provide any asset diversification benefits and instead means that a decline in the level of any underlier beyond its initial level adversely affect your return on the notes, even if the other underliers have appreciated or have not declined as much.

￭The notes are for investors who are concerned about principal risk and who seek the repayment of principal and an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no coupons over the entire term of the notes. You will not participate in any appreciation of any underlier. The notes are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

￭All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These notes are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Stated principal amount:	$1,000 per note
Issue price:	$1,000 per note (see “Commissions and issue price” below)
Aggregate principal amount:	$390,000
Underliers:

State Street® SPDR® S&P® Regional Banking ETF (the “KRE Fund”), VanEck® Gold Miners ETF (the “GDX Fund”) and Roundhill Memory ETF (the “DRAM Fund”). We refer to each of the KRE Fund, the GDX Fund and the DRAM Fund as an underlying fund.

Strike date:	May 28, 2026
Pricing date:	May 28, 2026
Original issue date:	June 2, 2026
Final observation date:	May 28, 2031, subject to postponement for non-trading days and certain market disruption events
Maturity date:	June 2, 2031
Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$966.70 per note. See “Estimated Value of the Notes” on page 5.
Commissions and issue price:	Price to public	Agent’s commissions and fees(1)(2)	Proceeds to us(3)
Per note	$1,000	$8	$992
Total	$390,000	$3,120	$386,880

(1)The notes will be sold only to investors purchasing the notes in fee-based advisory accounts.

(2)MS & Co. expects to sell all of the notes that it purchases from us to an unaffiliated dealer at a price of $992 per note, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per note. MS & Co. will not receive a sales commission with respect to the notes. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

(3)See “Use of Proceeds and Hedging” in the accompanying product supplement.

The notes involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 9.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these notes, or determined if this document or the accompanying product supplement, index supplement, tax supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The notes are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement, tax supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Notes” and “Additional Information About the Notes” at the end of this document.

References to “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Notes dated April 8, 2026 Index Supplement dated April 8, 2026

Tax Supplement dated April 8, 2026 Prospectus dated April 8, 2026

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Notes

Terms continued from the previous page
Automatic early redemption:

The notes are not subject to automatic early redemption until the first redemption determination date. If, on any redemption determination date, the closing level of each underlier is greater than or equal to its call threshold level, the notes will be automatically redeemed for the early redemption payment on the related early redemption date. No further payments will be made on the notes once they have been automatically redeemed. The notes will not be redeemed on any early redemption date if the closing level of any underlier is less than its call threshold level on the related redemption determination date.

Early redemption payment:	The stated principal amount plus the contingent coupon with respect to the related interest period
Contingent coupon:

A contingent coupon at an annual rate of 11.00% will be paid on the notes on each coupon payment date but only if the closing level of each underlier is greater than or equal to its coupon barrier level on the related observation date.

If, on any observation date, the closing level of any underlier is less than its coupon barrier level, we will pay no coupon with respect to the applicable interest period.

Payment at maturity per note:

If the notes have not been automatically redeemed prior to maturity, the payment at maturity will be the stated principal amount plus the contingent monthly coupon with respect to the final observation date, if payable.

Coupon barrier level:

With respect to the KRE Fund, $48.685, which is 70% of its initial level

With respect to the GDX Fund, $61.026, which is 70% of its initial level

With respect to the DRAM Fund, $43.799, which is 70% of its initial level

Call threshold level:

With respect to the KRE Fund, $69.55, which is 100% of its initial level

With respect to the GDX Fund, $87.18, which is 100% of its initial level

With respect to the DRAM Fund, $62.57, which is 100% of its initial level

Redemption determination dates:

May 28, 2027, June 28, 2027, July 28, 2027, August 30, 2027, September 28, 2027, October 28, 2027, November 29, 2027, December 28, 2027, January 28, 2028, February 28, 2028, March 28, 2028, April 28, 2028, May 30, 2028, June 28, 2028, July 28, 2028, August 28, 2028, September 28, 2028, October 30, 2028, November 28, 2028, December 28, 2028, January 29, 2029, February 28, 2029, March 28, 2029, April 30, 2029, May 29, 2029, June 28, 2029, July 30, 2029, August 28, 2029, September 28, 2029, October 29, 2029, November 28, 2029, December 28, 2029, January 28, 2030, February 28, 2030, March 28, 2030, April 29, 2030, May 28, 2030, June 28, 2030, July 29, 2030, August 28, 2030, September 30, 2030, October 28, 2030, November 29, 2030, December 30, 2030, January 28, 2031, February 28, 2031, March 28, 2031 and April 28, 2031, subject to postponement for non-trading days and certain market disruption events

First redemption determination date:	May 28, 2027. Under no circumstances will the notes be redeemed prior to the first redemption determination date.
Early redemption dates:

June 3, 2027, July 1, 2027, August 2, 2027, September 2, 2027, October 1, 2027, November 2, 2027, December 2, 2027, December 31, 2027, February 2, 2028, March 2, 2028, March 31, 2028, May 3, 2028, June 2, 2028, July 3, 2028, August 2, 2028, August 31, 2028, October 3, 2028, November 2, 2028, December 1, 2028, January 3, 2029, February 1, 2029, March 5, 2029, April 2, 2029, May 3, 2029, June 1, 2029, July 3, 2029, August 2, 2029, August 31, 2029, October 3, 2029, November 1, 2029, December 3, 2029, January 3, 2030, January 31, 2030, March 5, 2030, April 2, 2030, May 2, 2030, May 31, 2030, July 3, 2030, August 1, 2030, September 3, 2030, October 3, 2030, October 31, 2030, December 4, 2030, January 3, 2031, January 31, 2031, March 5, 2031, April 2, 2031 and May 1, 2031

Observation dates:	Monthly, three business days before each coupon payment date, subject to postponement for non-trading days and certain market disruption events.
Coupon payment dates:

The expected coupon payment dates are set forth under “Observation Dates and Expected Coupon Payment Dates” below. If any coupon payment date is not a business day, the coupon payment with respect to such date will be made on the next succeeding business day and no adjustment will be made to any coupon payment made on that succeeding business day. The coupon payment with respect to the final observation date shall be made on the maturity date.

Initial level:

With respect to the KRE Fund, $69.55, which is its closing level on the strike date

With respect to the GDX Fund, $87.18, which is its closing level on the strike date

With respect to the DRAM Fund, $62.57, which is its closing level on the strike date

Final level:	With respect to each underlier, the closing level on the final observation date
Closing level:	“Closing level” and “adjustment factor” have the meanings set forth under “General Terms of the Notes—Some Definitions” in the accompanying product supplement.
CUSIP:	61781FE82
ISIN:	US61781FE820
Listing:	The notes will not be listed on any securities exchange.

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Notes

Observation Dates and Coupon Payment Dates

Observation Dates	Coupon Payment Dates
June 29, 2026	July 2, 2026
July 28, 2026	July 31, 2026
August 28, 2026	September 2, 2026
September 28, 2026	October 1, 2026
October 28, 2026	November 2, 2026
November 30, 2026	December 3, 2026
December 28, 2026	December 31, 2026
January 28, 2027	February 2, 2027
February 26, 2027	March 3, 2027
March 29, 2027	April 1, 2027
April 28, 2027	May 3, 2027
May 28, 2027	June 3, 2027
June 28, 2027	July 1, 2027
July 28, 2027	August 2, 2027
August 30, 2027	September 2, 2027
September 28, 2027	October 1, 2027
October 28, 2027	November 2, 2027
November 29, 2027	December 2, 2027
December 28, 2027	December 31, 2027
January 28, 2028	February 2, 2028
February 28, 2028	March 2, 2028
March 28, 2028	March 31, 2028
April 28, 2028	May 3, 2028
May 30, 2028	June 2, 2028
June 28, 2028	July 3, 2028
July 28, 2028	August 2, 2028
August 28, 2028	August 31, 2028
September 28, 2028	October 3, 2028
October 30, 2028	November 2, 2028
November 28, 2028	December 1, 2028
December 28, 2028	January 3, 2029
January 29, 2029	February 1, 2029
February 28, 2029	March 5, 2029
March 28, 2029	April 2, 2029
April 30, 2029	May 3, 2029
May 29, 2029	June 1, 2029
June 28, 2029	July 3, 2029
July 30, 2029	August 2, 2029
August 28, 2029	August 31, 2029
September 28, 2029	October 3, 2029
October 29, 2029	November 1, 2029
November 28, 2029	December 3, 2029
December 28, 2029	January 3, 2030
January 28, 2030	January 31, 2030
February 28, 2030	March 5, 2030
March 28, 2030	April 2, 2030
April 29, 2030	May 2, 2030
May 28, 2030	May 31, 2030
June 28, 2030	July 3, 2030
July 29, 2030	August 1, 2030
August 28, 2030	September 3, 2030
September 30, 2030	October 3, 2030
October 28, 2030	October 31, 2030

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Notes

Observation Dates	Coupon Payment Dates
November 29, 2030	December 4, 2030
December 30, 2030	January 3, 2031
January 28, 2031	January 31, 2031
February 28, 2031	March 5, 2031
March 28, 2031	April 2, 2031
April 28, 2031	May 1, 2031
May 28, 2031 (final observation date)	June 2, 2031 (maturity date)

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Notes

Estimated Value of the Notes

The original issue price of each note is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the notes, which are borne by you, and, consequently, the estimated value of the notes on the pricing date is less than $1,000. Our estimate of the value of the notes as determined on the pricing date is set forth on the cover of this document.

What goes into the estimated value on the pricing date?

In valuing the notes on the pricing date, we take into account that the notes comprise both a debt component and a performance-based component linked to the underliers. The estimated value of the notes is determined using our own pricing and valuation models, market inputs and assumptions relating to the underliers, instruments based on the underliers, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the notes?

In determining the economic terms of the notes, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the notes would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the notes?

The price at which MS & Co. purchases the notes in the secondary market, absent changes in market conditions, including those related to the underliers, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the notes are not fully deducted upon issuance, to the extent that MS & Co. may buy or sell the notes in the secondary market during the amortization period specified herein, absent changes in market conditions, including those related to the underliers, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the notes, and, if it once chooses to make a market, may cease doing so at any time.

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Notes

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether the notes will be automatically redeemed with respect to a redemption determination date, whether a contingent coupon is payable with respect to an observation date and how to calculate the payment at maturity if the notes have not been automatically redeemed prior to maturity. The following examples are for illustrative purposes only. Whether the notes are automatically redeemed prior to maturity will be determined by reference to the closing level of each underlier on each redemption determination date. Whether you receive a contingent coupon will be determined by reference to the closing level of each underlier on each observation date. The payment at maturity will be determined by reference to the closing level of each underlier on the final observation date. The actual initial level, call threshold level and coupon barrier level for each underlier were determined on the strike date. All payments on the notes are subject to our credit risk. The numbers in the hypothetical examples below may have been rounded for ease of analysis. The below examples are based on the following terms:

Stated principal amount:	$1,000 per note
Hypothetical initial level:	With respect to the KRE Fund, $100.00* With respect to the GDX Fund, $100.00* With respect to the DRAM Fund, $100.00*
Hypothetical call threshold level:

With respect to the KRE Fund, $100.00, which is 100% of its hypothetical initial level

With respect to the GDX Fund, $100.00, which is 100% of its hypothetical initial level

With respect to the DRAM Fund, $100.00, which is 100% of its hypothetical initial level

Hypothetical coupon barrier level:

With respect to the KRE Fund, $70.00, which is 70% of its hypothetical initial level

With respect to the GDX Fund, $70.00, which is 70% of its hypothetical initial level

With respect to the DRAM Fund, $70.00, which is 70% of its hypothetical initial level

Contingent coupon:

11.00% per annum (corresponding to approximately $9.167 per interest period per note). The actual contingent coupon will be an amount determined by the calculation agent based on the number of days in the applicable payment period, calculated on a 30/360 day-count basis. The hypothetical contingent coupon of $9.167 is used in these examples for ease of analysis.

*The hypothetical initial level of $100.00 for each underlier has been chosen for illustrative purposes only and does not represent the actual initial level of any underlier. Please see “Historical Information” below for historical data regarding the actual closing levels of the underliers.

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Notes

How to determine whether the notes will be automatically redeemed with respect to a redemption determination date:

	Closing Level			Early Redemption Payment
	KRE Fund	GDX Fund	DRAM Fund
Hypothetical Redemption Determination Date #1	$65.00 (less than its call threshold level)	$110.00 (greater than or equal to its call threshold level)	$105.00 (greater than or equal to its call threshold level)	N/A
Hypothetical Redemption Determination Date #2	$110.00 (greater than or equal to its call threshold level)	$115.00 (greater than or equal to its call threshold level)	$120.00 (greater than or equal to its call threshold level)

$1,000 + $9.167 (the stated principal amount + the contingent coupon with respect to the related interest period)

For more information, please see “How to determine whether a contingent coupon is payable with respect to an observation date (if the notes have not been previously automatically redeemed)” below.

On hypothetical redemption determination date #1, because the closing level of at least one underlier is less than its call threshold level, the notes are not automatically redeemed on the related early redemption date.

On hypothetical redemption determination date #2, because the closing level of each underlier is greater than or equal to its call threshold level, the notes are automatically redeemed on the related early redemption date for an early redemption payment equal to the stated principal amount plus the contingent coupon with respect to the related interest period. No further payments are made on the notes once they have been automatically redeemed.

If the closing level of any underlier is less than its call threshold level on each redemption determination date, the notes will not be automatically redeemed prior to maturity.

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Notes

How to determine whether a contingent coupon is payable with respect to an observation date (if the notes have not been previously automatically redeemed):

	Closing Level			Payment per Note
	KRE Fund	GDX Fund	DRAM Fund
Hypothetical Observation Date #1	$90.00 (greater than or equal to its coupon barrier level)	$95.00 (greater than or equal to its coupon barrier level)	$100.00 (greater than or equal to its coupon barrier level)	$9.167
Hypothetical Observation Date #2	$50.00 (less than its coupon barrier level)	$55.00 (less than its coupon barrier level)	$105.00 (greater than or equal to its coupon barrier level)	$0
Hypothetical Observation Date #3	$110.00 (greater than or equal to its coupon barrier level)	$115.00 (greater than or equal to its coupon barrier level)	$105.00 (greater than or equal to its coupon barrier level)

$1,000 + $9.167 (the stated principal amount + the contingent coupon with respect to the related interest period)

For more information, please see “How to determine whether the notes will be automatically redeemed with respect to a redemption determination date” above.

On hypothetical observation date #1, because the closing level of each underlier is greater than or equal to its coupon barrier level, the contingent coupon is paid on the related coupon payment date.

On hypothetical observation date #2, because the closing level of at least one underlier is less than its coupon barrier level, no contingent coupon is paid on the related coupon payment date.

On hypothetical observation date #3, the closing level of each underlier is greater than or equal to its coupon barrier level. Because the closing level of each underlier is also greater than or equal to its call threshold level, the notes are automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent coupon with respect to the related interest period. No further payments are made on the notes once they have been automatically redeemed.

If the closing level of any underlier is less than its coupon barrier level on each observation date, you will not receive any contingent coupons for the entire term of the notes.

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Notes

How to calculate the payment at maturity (if the notes have not been automatically redeemed):

The hypothetical examples below illustrate how to calculate the payment at maturity if the notes have not been automatically redeemed prior to maturity.

	Final Level			Payment at Maturity per Note
	KRE Fund	GDX Fund	DRAM Fund
Example #1	$110.00 (greater than or equal to its coupon barrier level)	$130.00 (greater than or equal to its coupon barrier level)	$125.00 (greater than or equal to its coupon barrier level)

$1,000 + $9.167 (the stated principal amount + the contingent coupon with respect to the final observation date)

For more information, please see “How to determine whether a contingent coupon is payable with respect to an observation date (if the notes have not been previously automatically redeemed)” above.

Example #2	$55.00 (less than its coupon barrier level)	$110.00 (greater than or equal to its coupon barrier level)	$105.00 (greater than or equal to its coupon barrier level)	$1,000

In example #1, the final level of each underlier is greater than or equal to its coupon barrier level. Therefore, investors receive at maturity the stated principal amount plus the contingent coupon with respect to the final observation date. Investors do not participate in any appreciation of any underlier.

In example #2, the final level of at least one underlier is less than its coupon barrier level. Therefore, investors receive at maturity the stated principal amount. No contingent coupon will be paid with respect to the final observation date.

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Notes

Risk Factors

This section describes the material risks relating to the notes. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement, index supplement, tax supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the notes.

Risks Relating to an Investment in the Notes

￭The notes do not provide for the regular payment of interest. The terms of the notes differ from those of ordinary debt securities in that they do not provide for the regular payment of interest. Instead, the notes will pay a contingent coupon on a coupon payment date but only if the closing level of each underlier is greater than or equal to its coupon barrier level on the related observation date. However, if the closing level of any underlier is less than its coupon barrier level on any observation date, we will pay no coupon with respect to the applicable interest period. It is possible that the closing level of an underlier will remain below its coupon barrier level for extended periods of time or even throughout the entire term of the notes so that you will receive few or no contingent coupons. If you do not earn sufficient contingent coupons over the term of the notes, the overall return on the notes may be less than the amount that would be paid on a conventional debt security of ours of comparable maturity.

￭Payment of the contingent coupon is based on the closing levels of the underliers on only the related observation date at the end of the related interest period. Whether the contingent coupon will be paid on any coupon payment date will be determined at the end of the related interest period based on the closing level of each underlier on the related observation date. As a result, you will not know whether you will receive the contingent coupon on a coupon payment date until near the end of the relevant interest period. Moreover, because the contingent coupon is based solely on the closing levels of the underliers on the observation dates, if the closing level of any underlier on any observation date is less than its coupon barrier level, you will receive no coupon with respect to the related interest period, even if the closing level of such underlier was greater than or equal to its coupon barrier level on other days during that interest period and even if the closing levels of the other underliers are greater than or equal to their coupon barrier levels on such observation date.

￭Investors will not participate in any appreciation in the value of any underlier. Investors will not participate in any appreciation in the value of any underlier from the strike date to the final observation date, and the return on the notes will be limited to the contingent coupons that are paid with respect to the observation dates on which the closing level of each underlier is greater than or equal to its coupon barrier level. It is possible that the closing level of an underlier will remain below its coupon barrier level for extended periods of time or even throughout the entire term of the notes so that you will receive few or no contingent coupons.

￭The notes are subject to early redemption risk. The term of your investment in the notes may be shortened due to the automatic early redemption feature of the notes. If the notes are automatically redeemed prior to maturity, you will receive no further payments on the notes, may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the notes be redeemed prior to the first redemption determination date.

￭The market price of the notes may be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the notes in the secondary market and the price at which MS & Co. may be willing to purchase or sell the notes in the secondary market. We expect that generally the value of each underlier at any time will affect the value of the notes more than any other single factor. Other factors that may influence the value of the notes include:

othe volatility (frequency and magnitude of changes in value) of the underliers;

ointerest and yield rates in the market;

odividend rates on the underliers;

othe level of correlation between the underliers;

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underliers or markets generally;

othe availability of comparable instruments;

othe occurrence of certain events affecting the underliers that may or may not require an adjustment to an adjustment factor;

othe composition of any underlier and changes in such composition, as applicable;

othe time remaining until the notes mature; and

oany actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your notes prior to maturity. Generally, the longer the time remaining to maturity, the more the market price of the notes will be affected by the other factors described above. For example, you may have to sell your notes at a substantial discount from the stated principal amount if, at the time of sale, the closing level of any underlier is at, below or not sufficiently above its coupon barrier level, or if market interest rates rise.

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Notes

You can review the historical closing levels of the underliers in the section of this document called “Historical Information.” You cannot predict the future performance of an underlier based on its historical performance. The values of the underliers may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. There can be no assurance that the closing level of each underlier will be greater than or equal to its coupon barrier level on any observation date so that you will receive a contingent coupon with respect to the applicable interest period.

￭The notes are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the notes. You are dependent on our ability to pay all amounts due on the notes, and, therefore, you are subject to our credit risk. The notes are not guaranteed by any other entity. If we default on our obligations under the notes, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the notes prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the notes.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the notes in the original issue price reduce the economic terms of the notes, cause the estimated value of the notes to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the notes in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the notes in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the notes less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the notes are not fully deducted upon issuance, to the extent that MS & Co. may buy or sell the notes in the secondary market during the amortization period specified herein, absent changes in market conditions, including those related to the underliers, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the notes is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the notes than those generated by others, including other dealers in the market, if they attempted to value the notes. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your notes in the secondary market (if any exists) at any time. The value of your notes at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price of the notes may be influenced by many unpredictable factors” above.

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Notes

￭The notes will not be listed on any securities exchange and secondary trading may be limited. The notes will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the notes. MS & Co. may, but is not obligated to, make a market in the notes and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the notes, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the notes. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily. Since other broker-dealers may not participate significantly in the secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the notes, it is likely that there would be no secondary market for the notes. Accordingly, you should be willing to hold your notes to maturity.

￭As discussed in more detail in the accompanying product supplement, investing in the notes is not equivalent to investing in the underlier(s).

￭You may be required to recognize an amount of taxable income in a year that exceeds the coupon payments received in that year. We intend to treat the securities offered by this pricing supplement as contingent payment debt instruments for U.S. federal income tax purposes. If you are a U.S. investor in a security, under the treatment of a security as a contingent payment debt instrument, you generally will be required to accrue interest income in each year on a constant yield to maturity basis at the “comparable yield,” as determined by us, adjusted upward or downward to reflect the difference, if any, between the actual and projected payments on the securities during the year. Therefore, the amount of taxable income you are required to recognize in a given taxable year could exceed the amount of coupon payments you receive in that year. You should review carefully the section entitled “United States Federal Income Tax Considerations” herein, in combination with the section entitled “United States Federal Taxation” in the accompanying tax supplement, and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities.

Risks Relating to the Underlier(s)

￭Because your return on the notes will depend upon the performance of the underlier(s), in addition to any risks described further below, the notes are subject to the following risk(s) discussed in more detail in the accompanying product supplement.

oYou are exposed to the price risk of each underlier.

oBecause the notes are linked to the performance of the worst performing underlier, you are exposed to a greater risk of not receiving a positive return on your investment than if the notes were linked to just one underlier.

oAdjustments to an underlying fund or the index tracked by such underlying fund could adversely affect the value of the notes.

oThe performance and market price of an underlying fund, particularly during periods of market volatility, may not correlate with the performance of its share underlying index, the performance of the component securities of its share underlying index or the net asset value per share of such underlying fund.

oThe anti-dilution adjustments the calculation agent is required to make do not cover every event that could affect an underlying fund.

oThere are risks associated with investments in securities linked to the value of foreign equity securities.

oThere are risks associated with investments in securities linked to the value of emerging markets securities.

oSecurities linked to certain underliers are subject to currency exchange risk.

￭The notes are subject to risks associated with investments in securities with a concentration in the banking sector. The securities included in the S&P® Regional Banks Select Industry Index and that are generally tracked by the State Street® SPDR® S&P® Regional Banking ETF are issued by companies whose primary business is directly associated with the banking sector. The performance of bank stocks may be affected by governmental regulation that may limit the amount and types of loans and other financial commitments that banks can make, the interest rates and fees they can charge and the amount of capital they must maintain. Profitability is largely dependent on the availability and cost of capital funds, and can fluctuate significantly when interest rates change. Credit losses resulting from financial difficulties of borrowers can negatively impact the banking sector. Banks may also be subject to severe price competition. The banking industry is highly competitive, and thus, failure to maintain or increase market share may adversely affect profitability.

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Notes

Investments in regional banks, which may be small or medium in size, may involve greater risk than investing in larger, more established banks. Securities of regional banks are often less liquid and subject to greater volatility and less trading volume than is customarily associated with securities of larger banks. A regional bank’s financial performance may be dependent upon the business environment in certain geographic regions of the United States and, as a result, adverse economic or employment developments in such regions may negatively impact such regional bank.

￭The VanEck® Gold Miners ETF has announced a change to the share underlying index that it tracks. Prior to market close on September 19, 2025, the VanEck® Gold Miners ETF’s share underlying index was the NYSE Arca Gold Miners Index. After market close on September 19, 2025, the VanEck® Gold Miners ETF ’s share underlying index changed to the MarketVector Global Gold Miners Index. The MarketVector Global Gold Miners Index differs from the NYSE Arca Gold Miners Index, including in the use of different market capitalization criteria for inclusion in the index and different weighting schemes. Accordingly, the composition of the VanEck® Gold Miners ETF changed as a result of this transition. In connection with this change, the VanEck® Gold Miners ETF may have experienced, and may continue to experience, additional portfolio turnover, and the VanEck® Gold Miners ETF may have experienced, and may continue to experience, higher tracking error than had been typical for the VanEck® Gold Miners ETF. This change could have adversely affected, and may continue to adversely affect, the performance of the VanEck® Gold Miners ETF and, in turn, your return on the notes. In addition, when evaluating the historical performance of the VanEck® Gold Miners ETF included below, you should bear in mind that the historical performance of the VanEck® Gold Miners ETF might have been meaningfully different had the VanEck® Gold Miners ETF tracked the MarketVector Global Gold Miners Index prior to September 19, 2025.

￭The notes are subject to risks associated with the gold and silver mining industry. Because the notes are linked to the VanEck® Gold Miners ETF, the notes are subject to certain risks applicable to the gold and silver mining industry. The stocks included in the MarketVector Global Gold Miners Index and that are generally tracked by the VanEck® Gold Miners ETF are stocks of companies primarily engaged in the mining of gold or silver. The VanEck® Gold Miners ETF may be subject to increased price volatility as it is linked to a single industry, market or sector, and may be more susceptible to adverse economic, market, political or regulatory occurrences affecting that industry, market or sector.

Because the VanEck® Gold Miners ETF primarily invests in stocks, American Depositary Receipts (“ADRs”) and Global Depositary Receipts (“GDRs”) of companies that are involved in the gold mining industry, the VanEck® Gold Miners ETF is subject to certain risks associated with such companies.

Competitive pressures may have a significant effect on the financial condition of companies in the gold mining industry. Also, gold mining companies are highly dependent on the price of gold. Gold prices are subject to volatile price movements over short periods of time and are affected by numerous factors. These include economic factors, including, among other things, the structure of and confidence in the global monetary system, expectations of the future rate of inflation, the relative strength of, and confidence in, the U.S. dollar (the currency in which the price of gold is generally quoted), interest rates and gold borrowing and lending rates, and global or regional economic, financial, political, regulatory, judicial or other events. Gold prices may also be affected by industry factors such as industrial and jewelry demand, lending, sales and purchases of gold by the official sector, including central banks and other governmental agencies and multilateral institutions which hold gold, levels of gold production and production costs, and short-term changes in supply and demand because of trading activities in the gold market.

The VanEck® Gold Miners ETF invests to a lesser extent in stocks, ADRs and GDRs of companies involved in the silver mining industry. Silver mining companies are highly dependent on the price of silver. Silver prices can fluctuate widely and may be affected by numerous factors. These include general economic trends, technical developments, substitution issues and regulation, as well as specific factors including industrial and jewelry demand, expectations with respect to the rate of inflation, the relative strength of the U.S. dollar (the currency in which the price of silver is generally quoted) and other currencies, interest rates, central bank sales, forward sales by producers, global or regional political or economic events, and production costs and disruptions in major silver producing countries. The supply of silver consists of a combination of new mine production and existing stocks of bullion and fabricated silver held by governments, public and private financial institutions, industrial organizations and private individuals. In addition, the price of silver has on occasion been subject to very rapid short-term changes due to speculative activities. From time to time, above-ground inventories of silver may also influence the market. The major end-uses for silver include industrial applications, jewelry, photography and silverware.

￭The Roundhill Memory ETF is subject to risks associated with actively managed funds. The Roundhill Memory ETF is actively managed. Unlike a passively managed fund, an actively managed fund does not attempt to track an index or other benchmark, and the investment decisions for an actively managed fund are instead made by its underlying fund manager. The underlying fund manager of an actively managed fund may adopt a strategy or strategies that pose significantly greater risks than the indexing strategy that would have been employed by a passively managed fund. As an actively managed fund, the Roundhill Memory ETF is subject to management risk. In managing an actively managed fund, the underlying fund manager of a fund applies investment strategies, techniques and analyses in making investment decisions for that fund, but there can be no guarantee that these actions will produce the intended results. The ability of the underlying fund manager to the Roundhill Memory ETF to potentially successfully implement the Roundhill Memory ETF’s investment strategy, and decisions made by the underlying fund manager pursuant to its investment strategy, will significantly influence the market price of the underlying fund and, consequently, the value of the notes.

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Notes

￭The Roundhill Memory ETF is subject to risks associated with holding a limited number of components. The Roundhill Memory ETF seeks to provide investment results that correspond generally to the performance of a limited number of information technology companies. Accordingly, the Roundhill Memory ETF is less diversified than other funds holding a broader range of information technology companies and, therefore, could experience greater volatility. The Roundhill Memory ETF may be susceptible to an increased risk of loss, including losses due to adverse events that affect the Roundhill Memory ETF’s holdings more than the market as a whole, to the extent that the Roundhill Memory ETF’s holdings are concentrated in the securities and/or other assets of a particular issuer or issuers, country, group of countries, region, market, industry, group of industries, sector, market segment or asset class.

￭The notes are subject to risks associated with investments in securities with a concentration in memory technology companies. The securities that are held by the Roundhill Memory ETF are securities of companies whose primary business is directly associated with the manufacturing of semiconductor memory products.

The values of stocks of memory technology companies, which may have limited product lines, markets, financial resources or personal, are particularly vulnerable to rapid changes in technology product cycles, world economic growth, rapid product obsolescence and government regulation. These companies are heavily dependent on intellectual property rights, and challenges to or misappropriation of such rights could have a material adverse effect on such companies. Additionally, the development, manufacturing, and commercialization of semiconductor memory technologies are complex and evolving and may face unforeseen technical challenges, supply chain disruptions, intense competition and pricing volatility, regulatory developments and market acceptance uncertainties. As a result, investments in memory technology companies may be subject to higher levels of risk and volatility. All of these factors could have an adverse effect on the performance of the Roundhill Memory ETF and, therefore, on the value of the notes.

￭The notes are subject to risks associated with investments in securities with a concentration in the information technology sector. The securities that are held by the Roundhill Memory ETF are securities of companies whose primary business is directly associated with the information technology sector, including the following sub-sectors: internet services and infrastructure, cloud networking and storage infrastructure, information technology consulting and services, technology hardware and equipment including manufacturers and distributors of communications equipment, computers and peripherals, electronic equipment and semiconductors and semiconductor equipment manufacturers.

The values of stocks of information technology companies and companies that rely heavily on information technology are particularly vulnerable to rapid changes in technology product cycles, rapid product obsolescence, government regulation and competition, both domestically and internationally, including competition from foreign competitors with lower production costs. Information technology companies and companies that rely heavily on information technology, especially those of smaller, less-seasoned companies, tend to be more volatile than the overall market. Additionally, companies in the information technology sector may face dramatic and often unpredictable changes in growth rates and competition for the services of qualified personnel. The Roundhill Memory ETF seeks to provide investment results that correspond generally to the performance of only sixteen information technology companies. Accordingly, the Roundhill Memory ETF is less diversified than other funds tracking a broader range of information technology companies and, therefore, could experience greater volatility. All of these factors could have an adverse effect on the performance of the Roundhill Memory ETF and, therefore, on the value of the notes.

￭The Roundhill Memory ETF was established on April 2, 2026 and therefore has extremely limited operating history. As the Roundhill Memory ETF is new and has extremely limited historical performance, any investment in the Roundhill Memory ETF may involve greater risk than an investment in a fund with longer historical performance and a proven track record.

Risks Relating to Conflicts of Interest

In engaging in certain activities described below and as discussed in more detail in the accompanying product supplement, our affiliates may take actions that may adversely affect the value of and your return on the notes, and in so doing they will have no obligation to consider your interests as an investor in the notes.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the notes. As calculation agent, MS & Co. will make any determinations necessary to calculate any payment(s) on the notes. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, which may adversely affect your return on the notes. In addition, MS & Co. has determined the estimated value of the notes on the pricing date.

￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the notes.

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Notes

Historical Information

State Street® SPDR® S&P® Regional Banking ETF Overview

Bloomberg Ticker Symbol: KRE UP

The State Street® SPDR® S&P® Regional Banking ETF is an exchange-traded fund that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of its share underlying index, which is the S&P® Regional Banks Select Industry Index. The underlying fund manager with respect to the State Street® SPDR® S&P® Regional Banking ETF is SPDR® Series Trust, which is a registered investment company. Effective December 1, 2025, the underlier changed its name from SPDR® S&P® Regional Banking ETF to State Street® SPDR® S&P® Regional Banking ETF. It is possible that the underlier may not fully replicate the performance of its share underlying index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Information provided to or filed with the Securities and Exchange Commission by the underlying fund manager pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Securities and Exchange Commission file numbers 333-57793 and 811-08839, respectively, through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding the underlier may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the underlier is accurate or complete.

The closing level of the KRE Fund on May 28, 2026 was $69.55. The following graph sets forth the daily closing levels of the underlier for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The underlier has at times experienced periods of high volatility. You should not take the historical closing levels of the underlier as an indication of its future performance, and no assurance can be given as to the closing level of the underlier at any time.

KRE Fund Daily Closing Levels January 1, 2021 to May 28, 2026

This document relates only to the notes referenced hereby and does not relate to the underlier. We have derived all disclosures contained in this document regarding the underlier from the publicly available documents described above. In connection with this offering of notes, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the underlier. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the underlier is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the underlier (and therefore the closing level of the underlier on the strike date) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the underlier could affect the value received with respect to the notes and therefore the value of the notes.

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Notes

Neither we nor any of our affiliates makes any representation to you as to the performance of the underlier.

We and/or our affiliates may presently or from time to time engage in business with the underlying fund manager. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the underlier, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the underlier. The statements in the preceding two sentences are not intended to affect the rights of investors in the notes under the securities laws. You should undertake an independent investigation of the underlier as in your judgment is appropriate to make an informed decision with respect to an investment linked to the underlier.

The notes are not sponsored, endorsed, sold, or promoted by the underlying fund manager. The underlying fund manager makes no representations or warranties to the owners of the notes or any member of the public regarding the advisability of investing in the notes. The underlying fund manager has no obligation or liability in connection with the operation, marketing, trading or sale of the notes.

S&P® Regional Banks Select Industry Index. The S&P® Regional Banks Select Industry Index is a modified equal weighted index which consists of stocks in the S&P® Total Market Index that are classified as part of the regional banks sub-industry under the Global Industry Classification Standard. The share underlying index publisher with respect to the S&P® Regional Banks Select Industry Index is S&P® Dow Jones Indices LLC, or any successor thereof. For more information, see “Regional Banks Select Industry Index” in the accompanying index supplement.

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Notes

VanEck® Gold Miners ETF Overview

Bloomberg Ticker Symbol: GDX UP

The VanEck® Gold Miners ETF is an exchange-traded fund that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of its share underlying index, which is the MarketVector Global Gold Miners Index. The underlying fund manager with respect to the VanEck® Gold Miners ETF is VanEck® ETF Trust, which is a registered investment company. It is possible that the underlier may not fully replicate the performance of its share underlying index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Prior to market close on September 19, 2025, the VanEck® Gold Miners ETF share underlying index was the NYSE Arca Gold Miners Index. Information provided to or filed with the Securities and Exchange Commission by the underlying fund manager pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Securities and Exchange Commission file numbers 333-123257 and 811-10325, respectively, through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding the underlier may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the underlier is accurate or complete.

The closing level of the GDX Fund on May 28, 2026 was $87.18. The following graph sets forth the daily closing levels of the underlier for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The underlier has at times experienced periods of high volatility. You should not take the historical closing levels of the underlier as an indication of its future performance, and no assurance can be given as to the closing level of the underlier at any time.

GDX Fund Daily Closing Levels January 1, 2021 to May 28, 2026

This document relates only to the notes referenced hereby and does not relate to the underlier. We have derived all disclosures contained in this document regarding the underlier from the publicly available documents described above. In connection with this offering of notes, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the underlier. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the underlier is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the underlier (and therefore the closing level of the underlier on the strike date) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the underlier could affect the value received with respect to the notes and therefore the value of the notes.

Neither we nor any of our affiliates makes any representation to you as to the performance of the underlier.

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Notes

We and/or our affiliates may presently or from time to time engage in business with the underlying fund manager. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the underlier, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the underlier. The statements in the preceding two sentences are not intended to affect the rights of investors in the notes under the securities laws. You should undertake an independent investigation of the underlier as in your judgment is appropriate to make an informed decision with respect to an investment linked to the underlier.

The notes are not sponsored, endorsed, sold, or promoted by the underlying fund manager. The underlying fund manager makes no representations or warranties to the owners of the notes or any member of the public regarding the advisability of investing in the notes. The underlying fund manager has no obligation or liability in connection with the operation, marketing, trading or sale of the notes.

MarketVector Global Gold Miners Index. The MarketVector Global Gold Miners Index is a float-adjusted market capitalization-weighted index comprised of publicly traded companies involved primarily in the mining of gold and silver. The MarketVector Global Gold Miners Index includes common stocks, ADRs or GDRs of selected companies involved in the mining for gold and silver ore and are listed for trading and electronically quoted on a major stock market that is accessible by foreign investors. For more information, see “MarketVector Global Gold Miners Index” in the accompanying index supplement.

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Notes

Roundhill Memory ETF Overview

Bloomberg Ticker Symbol: DRAM UF

The Roundhill Memory ETF is an actively managed exchange-traded fund of Roundhill Financial Inc., a registered investment company, that seeks to achieve its investment objective of capital appreciation by providing investment exposure to companies that derive a majority of their revenues or profits from the development or manufacturing of semiconductor memory products. The Roundhill Memory ETF is managed by Roundhill Financial Inc. and Exchange Traded Concepts, LLC, the underlying fund manager. As an actively managed fund, the Roundhill Memory ETF is subject to management risk. In managing the Roundhill Memory ETF, Roundhill Financial Inc. and Exchange Traded Concepts, LLC applies investment strategies, techniques and analyses in making investment decisions for the Roundhill Memory ETF, but there can be no guarantee that these actions will produce the intended results. The ability of Roundhill Financial Inc. and Exchange Traded Concepts, LLC to potentially successfully implement the Roundhill Memory ETF’s investment strategy, and decisions made by Roundhill Financial Inc. and Exchange Traded Concepts, LLC pursuant to its investment strategy, will significantly influence the Roundhill Memory ETF’s performance.

The Roundhill Memory ETF will invest, under normal circumstances, at least 80% of its net assets (plus borrowings for investment purposes) in equity securities (which may include depositary receipts) or instruments (i.e., swap agreements or forward contracts) that provide exposure to memory technology companies. The underlying fund manager will generally invest in memory technology companies that it believes are leaders in semiconductor memory products and related technologies, considering factors such as market share and revenue share derived from the sales or production of such products.

Information provided to or filed with the Securities and Exchange Commission by the underlying fund manager pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Securities and Exchange Commission file numbers 333-273052 and 811-23887, respectively, through the Securities and Exchange Commission’s website at www.sec.gov.

In addition, information regarding the underlier may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the underlier is accurate or complete.

The closing level of the DRAM Fund on May 28, 2026 was $62.57. The following graph sets forth the daily closing levels of the underlier for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The underlier has at times experienced periods of high volatility. You should not take the historical closing levels of the underlier as an indication of its future performance, and no assurance can be given as to the closing level of the underlier at any time.

DRAM Fund Daily Closing Levels April 2, 2026* to May 28, 2026

*The underlying fund began trading on April 2, 2026 and therefore has extremely limited historical performance.

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Notes

This document relates only to the notes referenced hereby and does not relate to the underlier or other securities. We have derived all disclosures contained in this document regarding the underlier from the publicly available documents described above. In connection with this offering of notes, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the underlier. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the underlier is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the underlier (and therefore the closing level of the underlier on the strike date) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the underlier could affect the value received with respect to the notes and therefore the value of the notes.

Neither we nor any of our affiliates makes any representation to you as to the performance of the underlier.

We and/or our affiliates may presently or from time to time engage in business with the underlying fund manager. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the underlier, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the underlier. The statements in the preceding two sentences are not intended to affect the rights of investors in the notes under the securities laws. You should undertake an independent investigation of the underlier as in your judgment is appropriate to make an informed decision with respect to an investment linked to the underlier.

The notes are not sponsored, endorsed, sold, or promoted by the underlying fund manager. The underlying fund manager makes no representations or warranties to the owners of the notes or any member of the public regarding the advisability of investing in the notes. The underlying fund manager has no obligation or liability in connection with the operation, marketing, trading or sale of the notes.

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Notes

Additional Terms of the Notes

Please read this information in conjunction with the terms on the cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement, tax supplement or prospectus, the terms described herein shall control.
Denominations:	$1,000 per note and integral multiples thereof
Day-count convention:	Interest will be computed on the basis of a 360-day year of twelve 30-day months.
Interest period:

The period from and including the original issue date (in the case of the first interest period) or the previous scheduled coupon payment date, as applicable, to but excluding the following scheduled coupon payment date, with no adjustment for any postponement thereof.

Amortization period:	The 6-month period following the issue date
Trustee:	The Bank of New York Mellon
Calculation agent:	Morgan Stanley & Co. LLC (“MS & Co.”)

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Notes

Additional Information About the Notes

Additional Information:
Minimum ticketing size:	$1,000 / 1 note
United States federal income tax considerations:

You should review carefully the section in the accompanying tax supplement entitled “United States Federal Taxation.” The following discussion, when read in combination with that section, constitutes the full opinion of our counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the securities offered by this pricing supplement.

Generally, this discussion assumes that you purchased a security for cash in the original issuance at the stated issue price and does not address other circumstances specific to you, including consequences that may arise due to any other investments relating to an underlier. You should consult your tax adviser regarding these issues, including the effect any circumstances specific to you may have on the U.S. federal income tax consequences of your ownership of a security.

The securities should be treated as debt instruments for U.S. federal income tax purposes. Based on current market conditions, we intend to treat the securities for U.S. federal income tax purposes as contingent payment debt instruments, or “CPDIs,” as described in “United States Federal Taxation—Tax Consequences to U.S. Holders—Program Securities Treated as Debt Instruments—Program Securities Treated as Contingent Payment Debt Instruments” in the accompanying tax supplement. Under this treatment, regardless of your method of accounting for U.S. federal income tax purposes, you generally will be required to accrue interest income in each year on a constant yield to maturity basis at the “comparable yield,” as determined by us, adjusted upward or downward to reflect the difference, if any, between the actual and projected payments on the securities during the year. Upon a taxable disposition of a security, you generally will recognize taxable income or loss equal to the difference between the amount received and your tax basis in the security. You generally must treat any income realized on the taxable disposition as interest income and any loss as ordinary loss to the extent of previous interest inclusions, and the balance as capital loss, the deductibility of which is subject to limitations.

We have determined that the comparable yield for a security is a rate of 4.7671% per annum, compounded monthly. Based upon our determination of the comparable yield and assuming a monthly accrual period, the following table sets out the “projected payment schedule” per $1,000 principal amount of securities, as well as the amount of taxable interest income (without taking into account any adjustment to reflect the difference, if any, between the actual and the projected amount of the contingent payment(s) on a security) that will be deemed to have accrued with respect to a security during each calendar period.

Projected Payment Date(s)

Projected Payment(s) (per $1,000)

Accrued OID During Calendar Period (per $1,000)

Total Accrued OID (per $1,000)

July 2, 2026

$9.8958

$3.9726

$3.9726

July 31, 2026

$8.9478

$3.8174

$7.7900

September 2, 2026

$8.1016

$4.1906

$11.9806

October 1, 2026

$7.5097

$3.7827

$15.7633

November 2, 2026

$7.0617

$4.0283

$19.7916

December 3, 2026

$6.6579

$4.0158

$23.8074

December 31, 2026

$6.3749

$3.6174

$27.4248

February 2, 2027

$6.0482

$4.1225

$31.5473

March 3, 2027

$5.7770

$3.9858

$35.5330

April 1, 2027

$5.5232

$3.5934

$39.1264

May 3, 2027

$5.2838

$4.0986

$43.2250

June 3, 2027

$5.0768

$3.8377

$47.0627

July 1, 2027

$4.9081

$3.5772

$50.6399

August 2, 2027

$4.7551

$3.9551

$54.5950

September 2, 2027

$4.5951

$3.8243

$58.4193

October 1, 2027

$4.4536

$3.6939

$62.1131

November 2, 2027

$4.3124

$3.9455

$66.0586

December 2, 2027

$4.1954

$3.8168

$69.8754

December 31, 2027

$4.0893

$3.6881

$73.5635

February 2, 2028

$4.0077

$4.0679

$77.6314

March 2, 2028

$3.9204

$3.8139

$81.4453

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Notes

March 31, 2028

$3.8381

$3.6864

$85.1316

May 3, 2028

$3.7494

$4.1942

$89.3258

June 2, 2028

$3.6739

$3.6875

$93.0133

July 3, 2028

$3.6055

$3.9419

$96.9552

August 2, 2028

$3.5453

$3.6888

$100.6440

August 31, 2028

$3.4685

$3.6894

$104.3334

October 3, 2028

$3.4048

$4.1992

$108.5326

November 2, 2028

$3.3401

$3.6933

$112.2259

December 1, 2028

$3.2768

$3.6946

$115.9205

January 3, 2029

$3.2105

$4.0786

$119.9992

February 1, 2029

$3.1657

$3.5720

$123.5712

March 5, 2029

$3.1244

$4.3393

$127.9104

April 2, 2029

$3.0801

$3.4502

$131.3607

May 3, 2029

$3.0365

$3.9629

$135.3236

June 1, 2029

$2.9943

$3.5828

$138.9064

July 3, 2029

$2.9538

$4.0972

$143.0035

August 2, 2029

$2.9111

$3.7174

$146.7210

August 31, 2029

$2.8767

$3.7205

$150.4415

October 3, 2029

$2.8343

$4.2374

$154.6789

November 1, 2029

$2.7975

$3.6006

$158.2795

December 3, 2029

$2.7599

$4.1183

$162.3978

January 3, 2030

$2.7184

$3.8663

$166.2641

January 31, 2030

$2.6862

$3.6128

$169.8770

March 5, 2030

$2.6502

$4.5203

$174.3973

April 2, 2030

$2.6185

$3.4938

$177.8911

May 2, 2030

$2.5854

$3.8855

$181.7766

May 31, 2030

$2.5528

$3.7610

$185.5376

July 3, 2030

$2.5203

$4.2850

$189.8226

August 1, 2030

$2.4874

$3.6423

$193.4649

September 3, 2030

$2.4543

$4.1675

$197.6324

October 3, 2030

$2.4252

$3.9139

$201.5462

October 31, 2030

$2.3947

$3.6585

$205.2047

December 4, 2030

$2.3605

$4.4481

$209.6528

January 3, 2031

$2.3341

$3.8020

$213.4548

January 31, 2031

$2.3077

$3.6763

$217.1311

March 5, 2031

$2.2827

$4.6017

$221.7328

April 2, 2031

$2.2557

$3.5582

$225.2910

May 1, 2031

$2.2314

$3.8268

$229.1178

June 2, 2031

$1,002.2069

$4.0972

$233.2151

Neither the comparable yield nor the projected payment schedule constitutes a representation by us regarding the actual amount(s) that we will pay on the securities.

Possible Alternative Tax Treatment of an Investment in the Securities

Due to the absence of authorities that directly address the proper tax treatment of the securities, no assurance can be given that the Internal Revenue Service (the “IRS”) will accept, or that a court will uphold, the treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning the securities under Treasury regulations governing variable rate debt instruments, as described in “United States Federal Taxation—Tax Consequences to U.S. Holders—Program Securities Treated as Debt Instruments—Program Securities Treated as Variable Rate Debt Instruments” in the accompanying tax supplement.

Non-U.S. Holders. If you are a Non-U.S. Holder (as defined in the accompanying tax supplement), please also read the section entitled “United States Federal Taxation—Tax Consequences to Non-U.S. Holders—Program Securities Treated as Debt Instruments” in the accompanying tax supplement.

As discussed under “United States Federal Taxation—Tax Consequences to Non-U.S. Holders—Dividend Equivalents under Section 871(m) of the Code” in the accompanying tax supplement,

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Notes

Section 871(m) of the Internal Revenue Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. The Treasury regulations, as modified by an IRS notice, exempt financial instruments issued prior to January 1, 2027 that do not have a “delta” of one. Based on certain representations made by us, our counsel is of the opinion that Section 871(m) should not apply to the securities with respect to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination.

We will not be required to pay any additional amounts with respect to U.S. federal withholding taxes.

You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the notes, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

MS & Co. expects to sell all of the notes that it purchases from us to an unaffiliated dealer at a price of $992 per note, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per note. MS & Co. will not receive a sales commission with respect to the notes.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the notes.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement.

Validity of the notes:

In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the notes offered by this pricing supplement have been issued by MSFL pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus), the trustee and/or paying agent has made, in accordance with the instructions from MSFL, the appropriate entries or notations in its records relating to the master note that represents such notes (the “master note”), and such notes have been delivered against payment as contemplated herein, such notes will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee.  This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act, except that counsel expresses no opinion as to (i) any law, rule or regulation that is applicable to Morgan Stanley or MSFL, the MSFL Senior Debt Indenture, the notes (together with the MSFL Senior Debt Indenture, the “Documents”) or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Documents or any of its affiliates due to the specific assets or business of such party or such affiliate or (ii) any law, rule or regulation relating to national security.  In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the master note and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated February 23, 2026, which is Exhibit 5-a to the Registration Statement on Form S-3 filed by Morgan Stanley on February 23, 2026.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement, the index supplement and the tax supplement) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement, the index supplement, the tax supplement and any other documents relating to this offering that MSFL and Morgan Stanley have filed with the SEC for more complete information about Morgan Stanley and this offering. You may get these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, MSFL, Morgan Stanley, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the index supplement, the product supplement and

Morgan Stanley Finance LLC

Contingent Income Auto-Callable Notes

the tax supplement if you so request by calling toll-free 1-(800)-584-6837.

Terms used but not defined in this document are defined in the product supplement, in the index supplement, in the tax supplement or in the prospectus. Each of the product supplement, the index supplement, the tax supplement and the prospectus can be accessed via the hyperlinks set forth on the cover of this document.